UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2020

Preformed Line Products Company
(Exact name of Registrant as specified in its charter)

Ohio (State or other jurisdiction of incorporation)	0-31164 (Commission File Number)	34-0676895 (IRS Employer Identification No.)

660 Beta Drive, Mayfield Village, Ohio (Address of principal executive offices)	44143 (Zip Code)

440-461-5200
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	PLPC	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On March 16, 2020, the Board of Directors (the “Board”) of Preformed Line Products Company, an Ohio corporation (the “Company”), authorized and approved a share repurchase program for up to an aggregate of 250,000 common shares of the Company with no expiration date (the “Repurchase Program”). This authorization replaces the repurchase plan approved by the Board on December 13, 2017, under which 76,834 common shares remained available for repurchase.

Pursuant to the Repurchase Program, the Company intends to purchase shares, from time to time, by means of open market transactions, block purchases or privately negotiated transactions in accordance with applicable federal securities laws, including Rule 10b-18 of the Securities Exchange Act of 1934. Repurchases of the Company’s common shares will depend on many factors, including availability of common shares, general business and market conditions, market price, alternative investment opportunities, and the Company’s financial condition and performance. The Company is not obligated to repurchase shares under the Repurchase Program. The Repurchase Program may be discontinued, suspended or restarted at any time.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 20, 2020

PREFORMED LINE PRODUCTS COMPANY

By:	/s/ Caroline Vaccariello
Name:	Caroline Vaccariello
Title:	General Counsel and Corporate Secretary